Exhibit 10.28

Execution Copy

CREDIT AGREEMENT

This Credit Agreement (this “Agreement”) is entered into between DAM Holdings, LLC, a Wisconsin limited liability company (the “Lender”), and Cancer Genetics, Inc., a Delaware corporation (the “Company”), as of March 23, 2011.

WHEREAS, the Company desires that the Lender provide to it credit in the principal amount of up to Three Million Dollars ($3,000,000); and

WHEREAS, the Lender is willing to provide such credit to the Company on the terms and conditions hereof;

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1. Loan and Note. The Company may, from time to time, prior to a Maturity Event, request credit advances from the Lender by delivering written notice to the Lender of such request, and provided that there does not exist at the time of such request an Event of Default, upon its receipt of such a request, the Lender shall advance to the Company the requested amount of credit, provided, however, that the aggregate principal amount advanced to the Company by the Lender shall not exceed the sum of Three Million Dollars ($3,000,000). Upon execution of this Agreement, the Company shall execute and deliver to the Lender a Promissory Note in substantially the form of Exhibit A attached hereto (the “Note”), to evidence the terms and conditions of the Company’s repayment of, and other obligations with respect to, the credit advanced by Lender (the “Loan”) to the Company hereunder and thereunder. No amount of principal advanced pursuant to the Loan shall be eligible, upon its repayment, for the making of any further advances hereunder.

2. Warrant. As additional consideration for extending the credit and making the Loan set forth in this Agreement, on or about the date hereof, the Company shall issue and deliver to the Lender the Stock Purchase Warrant (the “Warrant”) in substantially the form of Exhibit B attached hereto.

3. Security Agreement. To secure the repayment of the Loan and the performance of the Company’s obligations under the Note, upon execution of this Agreement, the Company and the Lender shall execute and deliver to each other the General Business Security Agreement (the “Security Agreement”) in substantially the form of Exhibit C attached hereto.

4. Collateral Assignment of Patents and Trademarks. To further secure the repayment of the Loan and the performance of the Company’s obligations under the Note, upon execution of this Agreement, the Company and the Lender shall execute the Patent and Trademark Collateral Assignment and Security Agreement (the “IP Collateral Assignment”) in substantially the form of Exhibit D attached hereto, and the Lender shall be entitled to file evidence of the IP Collateral Assignment in the U.S. Patent and Trademark Office (the “PTO”).

5. Intercreditor Agreement. Upon execution of this Agreement, the Company and the Lender shall enter into the Intercreditor Agreement (the “Intercreditor Agreement”) in substantially the form of Exhibit E attached hereto, and the Company shall cause John Pappajohn to enter into the Intercreditor Agreement.

6. Registration Rights Agreement. In connection with the delivery to the Lender of the Warrant, the Company and the Lender shall execute and deliver to each other the Registration Rights Agreement (the “Lender’s Registration Rights Agreement”) in substantially the form of Exhibit F attached hereto.

7. Joinder to Stockholders’ Agreement. In the event that the Warrant (or any portion thereof) is exercised and shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company are issued pursuant thereto (the “Lender’s Warrant Shares”), the Lender and the Company shall execute and deliver to each other a Joinder Agreement (the “Joinder Agreement”) in substantially the form of Exhibit G attached hereto, pursuant to which the Lender shall become a party to the Amended and Restated Stockholders’ Agreement, dated as of April 13, 2010, by and among the Company and the individuals or entities listed on Schedule I, Schedule II and Schedule III thereto (as may be amended or modified from time to time, the “Stockholders’ Agreement”).

8. Definitions. Capitalized terms not otherwise defined herein shall have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Bank Loan” means the loan from Wells Fargo Bank, N.A., pursuant to an agreement dated April 29, 2008, as amended from time to time, in the total amount of $6,000,000.

“Event of Default” means (i) any material breach by the Company of a warranty or representation contained in this Agreement or any material default by the Company in the performance of any of its obligations hereunder, or (ii) the occurrence of any event that would constitute a material breach by the Company of any representation or warranty, or a material default by the Company in the performance of any of its obligation under, the Note or any of the other Transaction Documents; provided, however, that if the Company has a right to cure such breach or default as provided in the agreement with respect to which such breach or default arises, then the Lender shall have first been given any notice as provided for in such agreement and the Company shall have failed to take action within the time period set forth therein to cure or remedy such breach or default.

“Investors’ Rights Agreement” means the Amended and Restated Investors’ Rights Agreement, dated as of April 13, 2010, by and among the Company and the individuals or entities listed on Schedule I and Schedule II thereto, as amended.

“Lender’s Warrant Shares” means the shares of Common Stock delivered, or deliverable, upon the due exercise of the Warrant.

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company.

“Maturity Event” means the earlier to occur of the following: (i) the expiration of one year and one-hundred eighty-three days from the date of this Agreement, (ii) the occurrence of an initial public offering of the Company’s equity securities in which the Company receives gross proceeds in the amount of $10,000,000 or more, or (iii) the consummation of a transaction in which the Company is either merged with a reporting company (a “Public Company”) under the 1934 Act, or a Public Company acquires all or substantially all of the outstanding securities of the Company in exchange for the issuance of securities of the Public Company, and in connection therewith, in either event as the case may be, the survivor of such merger or the Public Company receives gross proceeds from the sale of such survivor’s securities or the Public Company’s securities in the amount of $10,000,000 or more.

“Patents” shall have the meaning set forth in the IP Collateral Assignment.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Trademarks” shall have the meaning set forth in the IP Collateral Assignment.

“Transaction Documents” means the Note, the Warrant, the Security Agreement, the IP Collateral Assignment, the Intercreditor Agreement, the Lender’s Registration Rights Agreement and the Joinder Agreement.

9. Loan Maturity and Penalty Interest. The entire outstanding balance of the Note shall become due and payable upon the occurrence of a Maturity Event or upon the occurrence of certain other events, all as more specifically provided for in the Note. The Note shall provide that if a Maturity Event fails to occur on or before certain dates, the per annum rate at which the outstanding balance of the Note accrues interest shall be increased.

10. Company Warranties and Representations. The Company hereby makes the following representations and warranties to the Lender:

10.1. Organization, Good Standing and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or its leasing of property makes such qualification or licensing necessary, unless the failure to so qualify would not have a Material Adverse Effect.

10.2. Authorization. The Company has full power and authority with respect to, and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement and the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company under this Agreement and the Transaction Documents, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Lender’s Warrant Shares deliverable upon due exercise of the Warrant. This Agreement and the Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

10.3. Capitalization.

(a) The authorized capital of the Company consists, immediately prior to the date of this Agreement of, (a) 32,000,000 shares of Common Stock, of which 6,345,402 shares are issued and outstanding; and (b) two classes of preferred stock, $0.0001 par value per share (the “Preferred Stock”), consisting of 588,000 shares designated as Series A Convertible Preferred Stock, of which 587,691.31 shares are issued and outstanding and 2,000,000 shares designated as Series B Convertible Preferred Stock, of which 1,821,600 shares are issued and outstanding. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable law and any rights of third parties. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company.

(b) The Company has reserved 1,257,378 shares of Common Stock, in the aggregate, for issuance pursuant to its Stock Option Plan (the “Stock Plan”). Of such reserved shares of Common Stock, no shares have been issued and, immediately prior to the date hereof, options to purchase 2,488,600 shares have been granted under the Stock Plan and are currently outstanding. Immediately prior to the date hereof, there were issued and outstanding unexercised warrants to purchase, in the aggregate, 3,568,662 shares of Common Stock. Except as otherwise set forth in this subsection (b) and as contemplated by the Transaction Documents, there are no unexercised and outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind. Other than the Transaction Documents, the Investors’ Rights Agreement and the Stockholders’ Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of its security holders relating to the securities of the Company. Other than the Investors’ Rights Agreement and the Lender’s Registration Rights Agreement, the Company has not granted any Person the right to require the Company to register any of its securities under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

10.4 Corporate Governance Documents. The Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) filed with the Office of the Delaware Secretary of State on April 9, 2010, remains in full force and affect and has not been amended since the date of that filing. The Stockholders’ Agreement and the Investors’ Rights Agreement, including any amendments or supplements thereto, provided to the Lender prior to the date are true and complete copies of such agreements, which agreements remain in full force and effect.

10.5. Valid Issuance. The Warrant has been duly and validly authorized and, upon the due exercise of the Warrant, the Lender’s Warrant Shares will be validly issued, fully paid and non-assessable, and shall be free and clear of all liens, claims, encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Company has reserved a sufficient number of shares of its authorized and un-issued Common Stock for issuance upon exercise of the Warrants.

10.6. Consents. The execution and delivery of, and the performance by the Company of its obligations under, this Agreement and the Transaction Documents do not, and in the event of the due exercise of the Warrant, the issuance of the Lender’s Warrant Shares, will not, require any consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.

10.7. No Conflict, Breach, Violation or Default. The execution and delivery of, and the performance by the Company of its obligations under, this Agreement and the Transaction Documents and the issuance and delivery of the Lender’s Warrant Shares upon exercise of the Warrant will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation, Bylaws, the Stockholders’ Agreement or the Investors’ Rights Agreement, each as in effect on the date hereof or thereof, or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its assets or properties, or (b) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its assets or properties is subject.

10.8. Title to Properties. Except for the security interests of Wells Fargo Bank, N.A. to secure the Bank Loan and the security interests contemplated by the Transaction Documents, the Company has good and marketable title to all properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by the Company. The IP Collateral Assignment covers all of the Company’s Patents and Trademarks.

10.9. Litigation. There are no pending actions, suits or proceedings against or affecting the Company or any of its or their properties; and to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

11. Lender’s Representations and Warranties The Lender hereby makes the following representations and warranties to the Company:

11.1. Organization, Good Standing and Qualification. The Lender is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Wisconsin and has all requisite company power and authority to carry on its business as now conducted and to own its properties.

11.2. Authorization. The Lender has full power and authority with respect to, and has taken all requisite action on the part of the Lender, its manager and members necessary for (i) the authorization, execution and delivery of this Agreement and the Transaction Documents and (ii) the authorization of the performance of all obligations of the Lender hereunder or thereunder. This Agreement and the Transaction Documents constitute the legal, valid and binding obligations of the Lender, enforceable against the Lender in accordance with their respective terms (to the extent the Lender is a party thereto), subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

11.3. Consents. The execution and delivery of, and the performance by the Lender of its obligations under, this Agreement and the Transaction Documents do not and will not, require any consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official.

11.4. No Conflict, Breach, Violation or Default. The execution and delivery of, and the performance by the Lender of its obligations under, this Agreement and the Transaction Documents will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Lender’s Articles of Organization or Operating Agreement, both as in effect on the date hereof, or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Lender or any of its assets or properties, or (b) any agreement or instrument to which the Lender is a party or by which the Lender is bound or to which any of its assets or properties is subject.

12. Notices. All notices and other communications given or made pursuant to this Agreement, pursuant to the Note, or pursuant to any of the other Transaction Documents that either incorporate the notice provisions hereof by reference or that fail to contain provisions for the manner of giving notice thereunder, shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth beneath their signature hereto, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section.

13. Lender’s Legal Fees. The Company shall reimburse the Lender up to $25,000 for the reasonable legal fees and costs of the Lender’s legal counsel in connection with the preparation and review of this Agreement, the Transaction Documents and the transactions contemplated therein. The Company shall make such reimbursement within 10 days of the Lender’s delivery to the Company of a copy of any invoice from Lender’s counsel to Lender with respect to such legal fees and costs.

14. Costs of Enforcement. In the event of a dispute arising out of this Agreement or any of the Transaction Documents (unless such Transaction Document specifically provides otherwise), the party that substantially prevails on the merits of any action brought with regard to such dispute shall be entitled to recover its actual and reasonable attorneys fees and costs in connection with such dispute, including fees and costs incurred prior to commencement of an action. The court or other adjudicating body before which the claim is determined shall make the determination of which party substantially prevailed on the merits of the action.

15. Amendments and Waiver. Unless otherwise specifically stated herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Lender and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

16. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

17. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement.

18. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Wisconsin without regard to conflicts of law principles.

19. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of, the respective representatives, successors and assigns of the parties; provided, however, that the Company may not assign this Agreement without the consent of the Lender except in connection with an assignment by operation of law pursuant to a merger that constitutes a Maturity Event.

20. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, each party has executed, or caused to be executed by a duly authorized individual, this Agreement as of the date first set forth above.

COMPANY

CANCER GENETICS, INC.

By:	/s/ Panna Sharma
	Name:	Panna Sharma
	Title:	President & CEO

Address: 201 Route 17 North, 2nd Floor Rutherford, New Jersey 07070

Attention: Panna Sharma

Facsimile:	201-528-9201
E-mail:	psharma@cancergenetics.com

LENDER

DAM HOLDINGS, LLC

By:	/s/ Matthew Bluhm
	Name:	Matthew Bluhm
	Title:	President

Address:
1418 N. Lakeshore Drive, Suite 29 Chicago, IL 60610

Attention:	Matthew Bluhm

Facsimile:	(267) 695-6771
E-mail:	mbluhm@rockwelltrust.com

Signature Page to Credit Agreement

EXHIBIT B

WARRANT

See attached.

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW HAS BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED IN CONNECTION WITH THE PROPOSED TRANSFER.

Void after 5:00 p.m. Eastern Standard Time, on [                    ].

Warrant to Purchase [            ] Shares of Common Stock.

WARRANT TO PURCHASE COMMON STOCK

OF

CANCER GENETICS, INC.

Warrant No. [        ]

This is to Certify That, FOR VALUE RECEIVED, [            ] (“Holder”) is entitled to purchase, subject to the provisions of this Warrant, from CANCER GENETICS, INC., a Delaware corporation (“Company”), [            ] fully paid, validly issued and nonassessable shares of Common Stock, no par value per share, of the Company (“Common Stock”) at a price of $[        ] per share at any time or from time to time during the period from the date hereof to 5:00 p.m. Eastern Standard Time, on [                    ]. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The exercise price and the number of shares issuable upon exercise of the Warrants will be proportionately adjusted for stock splits, stock dividends, recapitalizations and similar transactions. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as “Warrant Shares” and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the “Exercise Price”.

(a)	EXERCISE OF WARRANT.

(1)

This Warrant may be exercised in whole or in part at any time or from time to time on or after the date hereof and until 5:00 p.m. Eastern Standard Time on [            ]; provided, however, that if either such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the warrants, but not later than fourteen (14) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

(2)	In lieu of delivering the Exercise Price in cash or check the Holder may elect to receive shares equal to the value of the Warrant or portion thereof being exercised (“Net Issue Exercise”). If the Holder wishes to elect the Net Issue Exercise, the Holder shall notify the Company of its election in writing at the time it delivers to the Company the Purchase Form. In the event the Holder shall elect Net Issue Exercise, the Holder shall receive the number of shares of Common Stock equal to the product of (a) the number of shares of Common Stock purchasable under the Warrant, or portion thereof being exercised, and (b) the current market value, as defined in paragraph (c), of one share of Common Stock minus the Exercise Price, divided by (c) the current market value, as defined below, of one share of Common Stock.

(b)	RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

(c)	FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

(1)

If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system; or

(2)	If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

(3)	If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than the book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

(d)	EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term “Warrant” as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

(e)	RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

(f)	ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

(1)	In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that the Exercise Price shall be proportionately increased (as in the case of (iii), above) or decreased (as in the case of (i) or (ii), above). Such adjustment shall be made successively whenever any event listed above shall occur.

(2)	In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the “Subscription Price”) (or having a conversion price per share) less than the Exercise Price on such record date, the Exercise Price shall be adjusted so that the same shall equal such lower price. Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

(3)

In case the Company shall hereafter distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (1) above) or subscription rights or warrants (excluding those referred to in Subsection (2) above), the Company shall reserve and the holder of this warrant shall thereafter, upon exercise hereof, be entitled to receive with respect to each share of Common Stock purchased hereunder, without any change in, or payment in addition to Exercise Price, the amount of any property or other securities which would have been distributed to such holder had such holder been a holder of one share of

Common Stock on the record date of such distribution (or, if no record date was established by the Company, the date such distribution was paid).

(4)	In case the Company shall issue shares of its Common Stock excluding shares issued (i) in any of the transactions described in Subsection (1) above, (ii) upon exercise of options granted to the Company’s employees under a plan or plans adopted by the Company’s Board of Directors and approved by its shareholders, if such shares would otherwise be included in this Subsection (4), (iii) upon exercise of this Warrant, (iv) upon conversion of any securities convertible into or exchangeable for its Common Stock, excluding securities issued in transactions described in Subsections (2) and (3) above, outstanding as of the date issued hereof, and (v) to shareholders of any corporation which merges into the Company in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger, or issued in a bona fide public offering pursuant to a firm commitment underwriting, but only if no adjustment is required pursuant to any other specific subsection of this Section (f) (without regard to Subsection (8) below) with respect to the transaction giving rise to such rights for a consideration per share (the “Offering Price”) less than the Exercise Price, the Exercise Price shall be adjusted immediately thereafter so that it shall equal such Offering Price. Such adjustment shall be made successively whenever such an issuance is made.

(5)	In case the Company shall issue any securities convertible into or exchangeable for its Common Stock, excluding securities issued in transactions described in Subsections (2) and (3) above, for a consideration per share of Common Stock (the “Conversion Price”) initially deliverable upon conversion or exchange of such securities, determined as provided in Subsection (7) below, less than the Exercise Price, the Exercise Price shall be adjusted immediately thereafter so that it shall equal such Conversion Price. Such adjustment shall be made successively whenever such an issuance is made.

(6)	Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsections (1) or (2) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

(7)	For purposes of any computation respecting consideration received pursuant to Subsections (4) and (5) above, the following shall apply:

(A)	in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

(B)	in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

(C)	in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefore shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof, the consideration in each case to be determined in the same manner as provided in clauses (A) and (B) of this Subsection (7).

(8)	No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Subsection (8) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section (f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section (f) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section (f), as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal income tax liability to the holders of Common Stock or securities convertible into Common Stock (including Warrants).

(9)	Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly but no later than 30 days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of each Warrant, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holder at his last address appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company)

to make any computation required by this Section (f), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

(10)	In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (1) to (8), inclusive above.

(11)	Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

(g)	OFFICER’S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer’s certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer’s certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to Section (a) and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

(h)

NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

(i)	RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (f) hereof.

(j)	REGISTRATION UNDER THE SECURITIES ACT OF 1933. The Company’s agreements with respect to Warrants or Warrant Shares in such Registration Rights Agreement shall continue in effect regardless of the exercise and surrender of this Warrant.

(k)

RESTRICTIVE LEGEND. Each Warrant Share, when issued, shall include a legend in substantially the following form: THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNTIL A (1) REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE

STATE SECURITIES LAW HAS BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED IN CONNECTION WITH THE PROPOSED TRANSFER.

(l)	The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

Dated: [                    ]

CANCER GENETICS, INC.

Attest:

[ ]		By:	[ ]
Name:	[ ]		Name:	[ ]
Title:	[ ]		Title:	[ ]

PURCHASE FORM

Dated             20

The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing                     shares of Common Stock and hereby makes payment of                     in payment of the actual exercise price thereof.

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name

(Please typewrite or print in block letters)

Address

Signature

ASSIGNMENT FORM

FOR VALUE RECEIVED,                     hereby sells, assigns and transfers unto

Name

(Please typewrite or print in block letters)

Address

the right to purchase Common Stock represented by this Warrant to the extent of                     shares as to which such right is exercisable and does hereby irrevocably constitute and appoint                     Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date             , 20

Signature

EXHIBIT D

IP COLLATERAL ASSIGNMENT

See attached.

PATENT AND TRADEMARK COLLATERAL ASSIGNMENT AND

SECURITY AGREEMENT

This Patent and Trademark Collateral Assignment and Security Agreement, dated as of [                                ], between Cancer Genetics, Inc., a Delaware corporation with its address at Meadows Office Complex, 201 Route 17, North Rutherford, NJ 07070 (the “Assignor”), and DAM Holdings, LLC, a Wisconsin limited liability company with its address at 1418 N. Lakeshore Drive, Suite 29, Chicago, IL 60610 (the “Assignee”).

WHEREAS, it is a condition precedent to Assignee extending credit to the Assignor under that certain Credit Agreement dated as of a date on or about the date hereof (the “Credit Agreement”) that the Assignor execute and deliver to Assignee a patent and trademark collateral assignment agreement in substantially the form hereof;

WHEREAS, the Assignor has executed and delivered to Assignee, a General Business Security Agreement, dated as of a date on or about the date hereof (the “Security Agreement”), pursuant to which the Assignor has granted to Assignee, a security interest in all of the Assignor’s personal property and fixture assets, including without limitation the patents and patent applications listed on Schedule A attached hereto, and all the trademarks and trademark registration applications listed on Schedule B attached hereto, all to secure the payment and performance of the Obligations (as defined in the Security Agreement); and

WHEREAS, this Patent and Trademark Agreement is supplemental to the provisions contained in the Security Agreement;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided therefore in the Credit Agreement and the Security Agreement. In addition, the following terms shall have the meanings set forth in this Section or elsewhere in this Patent and Trademark Agreement referred to below:

1.1 “Existing Credit Agreements” means (i) the Credit Agreement, dated April 29, 2008, between the Assignor and the Prior Secured Party, as amended, (ii) the related Revolving Note, as amended, (iii) the Security Agreement, dated April 29, 2008, between the Assignor and the Prior Secured Party, as amended, (iv) the Collateral Patent Assignment, dated as of July 8, 2008, between the Assignor and the Prior Secured Party, and (v) such other documents ancillary to the foregoing documents.

1.2 “Patent and Trademark Agreement” means this Patent and Trademark Collateral Assignment and Security Agreement, as amended and in effect from time to time.

1.3 “Patent Collateral” means all of the Assignor’s right, title and interest in and to all of the Patents, and all other Patent Rights, and all additions, improvements and accessions to, all substitutions for and replacements of, and all products and Proceeds (including insurance proceeds) of any and all of the foregoing, and all books and records and technical information and data describing or used in connection with any and all such rights, interests, assets or property.

1.4 “Patent Rights” means any and all past, present or future rights in, to and associated with the Patents throughout the world, whether arising under federal law, state law, common law, foreign law, or otherwise, including, but not limited to, the following: All such rights arising out of or associated with the Patents; the right (but not the obligation) to register claims under any federal, state or foreign patent law or regulation; the right (but not the obligation) to sue or bring opposition or bring cancellation proceedings in the name of the Assignor or Assignee for any and all past, present and future infringements of or any other damages or injury to the Patents or the Patent Rights, and the rights to damages or profits due or accrued arising out of or in connection with any such past, present or future infringement, damage or injury.

1.5 “Patents” means all patents and patent applications, whether United States or foreign, that are owned by the Assignor or in which the Assignor has any right, title or interest, now or in the future, including but not limited to:

(a) the patents and patent applications listed on Schedule A attached hereto (as the same may be amended pursuant hereto from time to time);

(b) all letters patent of the United States or any other country, and all applications for letters patent of the United States or any other country;

(c) all re-issues, continuations, divisions, continuations-in-part, renewals or extensions thereof;

(d) the inventions disclosed or claimed therein, including the right to make, use, practice and/or sell or offer for sale (or license or otherwise transfer or dispose of) the inventions disclosed or claimed therein; and

(e) the right (but not the obligation) to make and prosecute applications for such patents.

1.6 “Prior Secured Party” shall mean Wells Fargo Bank, N.A.

1.7 “Proceeds” means any consideration received from the sale, exchange, license, lease or other disposition or transfer of any right, interest, asset or property which constitutes all or any part of the Patent Collateral or Trademark Collateral, any value received as a consequence of the ownership, possession, use or practice of any Patent Collateral or Trademark Collateral, and any payment received from any insurer or other person or entity as a result of the destruction or the loss, theft or other involuntary conversion of whatever nature of any right, interest, asset or property which constitutes all or any part of the Patent Collateral or Trademark Collateral.

1.8 “PTO” means the United States Patent and Trademark Office.

1.9 “Trademark Collateral” means all of the Assignor’s right, title and interest in and to all of the Trademarks.

1.10 “Trademark Rights” means any and all past, present or future rights in, to and associated with the Trademarks throughout the world, whether arising under federal law, state law, common law, foreign law, or otherwise, including, but not limited to, the following: all such rights arising out of or associated with the Trademarks; the right (but not the obligation) to register the Trademarks under any federal, state or foreign trademark law or regulations; the right (but not the obligation) to sue or bring opposition or cancellation proceedings in the name of the Assignor or Assignee for any and all past, present and future infringements of or any other damages or injury to the Trademarks or the Trademark Rights, and the rights to damages or profits due or accrued arising out of or in connection with any such past, present or future infringement, damage or injury.

1.11 “Trademarks” means all registered trademarks and applications for the registration of trademarks, whether in the United States or any foreign country, that are owned by the Assignor or in which the Assignor has any right, title or interest, now or in the future, including but not limited to the trademark registrations and applications to register trademarks listed on Schedule B attached hereto (as the same may be amended pursuant hereto from time to time), and the right (but not the obligation) to prosecute applications to register such trademarks.

2. Grant of Security Interest. To secure the payment and performance in full of all of the Obligations, the Assignor hereby grants, assigns, transfers and conveys to Assignee, by way of collateral security, all of the Patent Collateral and Trademark Collateral. The security interest in the Patent Collateral and Trademark Collateral provided to the Assignee herein is junior in priority, operation and effect, in all respects, to the first priority security interest of the Prior Secured Party under the Existing Credit Agreements.

3. Representations, Warranties and Covenants. The Assignor represents, warrants and covenants that:

(a) to the best of the Assignor’s knowledge, Schedule A attached hereto sets forth a true and complete list of all the Patents, rights to Patents and Patent applications now owned, licensed, controlled or used by the Assignor;

(b) to the best of the Assignor’s knowledge, Schedule B attached hereto sets forth a true and complete list of all the Trademarks, rights to Trademarks and Trademark applications now owned, licensed, controlled or used by the Assignor;

(c) to the best of the Assignor’s knowledge, the issued Patents and registered Trademarks are subsisting and have not been adjudged invalid or unenforceable, in whole or in part, and there is no litigation or proceeding pending concerning the validity or enforceability of the issued Patents and registered Trademarks;

(d) to the best of the Assignor’s knowledge, each of the issued Patents and each of the registered Trademarks is valid and enforceable;

(e) to the best of the Assignor’s knowledge, there is no infringement by others of the issued Patents or Patent Rights or of the registered Trademarks;

(f) to the best of the Assignor’s knowledge, no claim has been made that the use of any of the Patents or Trademarks does or may violate the rights of any third person, and there is no infringement by the Assignor of the patent or trademark rights of others;

(g) the Assignor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents (other than ownership and other rights reserved by third party owners with respect to Patents which the Assignor is licensed to practice or use), and each of the Trademarks, free and clear of any liens, charges, encumbrances and adverse claims, including without limitation pledges, assignments, licenses, shop rights and covenants by the Assignor not to sue third persons, other than those liens, charges, encumbrances and adverse claims granted under or existing in connection with the Existing Credit Agreements, the Security Agreement and this Patent and Trademark Agreement;

(h) the Assignor has the unqualified right to enter into this Patent and Trademark Agreement and, subject to the performance of its obligations and covenants set forth in the Existing Credit Agreements, Assignor has the unqualified right to perform the terms of this Patent and Trademark Agreement and will comply with the covenants herein contained;

(i) this Patent and Trademark Agreement, together with the Security Agreement, will create in favor of Assignee, a valid and perfected security interest in the Patent Collateral and Trademark Collateral upon making the filings referred to in clause (j) of this Section 3; and

(j) except for the filing of financing statements under the Uniform Commercial Code and the filing of this Patent and Trademark Agreement with the PTO, no authorization, approval or other action by, and no notice to or filing with, any governmental or regulatory authority, agency or office is required either (i) for the grant by the Assignor or the effectiveness of the security interest and assignment granted hereby or for the execution, delivery and performance of this Patent and Trademark Agreement by the Assignor, or (ii) for the perfection of or the exercise by Assignee of any of its rights and remedies hereunder.

4. No Transfer or Inconsistent Agreements. Except to the extent of Assignor’s actions required to be taken in connection with the consummation of, or the performance of its covenants and obligations under, the Existing Credit Agreements, without Assignee’s prior written consent, the Assignor will not (a) mortgage, pledge, assign, encumber, grant a security interest in, transfer, license or alienate any of the Patent Collateral or Trademark Collateral, or (b) enter into any agreement (for example, a license agreement) that is inconsistent with the Assignor’s obligations under this Patent and Trademark Agreement or the Security Agreement.

5. After-Acquired Patents, Etc.

5.1 After-Acquired Patents. If, before the Obligations shall have been finally paid and satisfied in full, the Assignor shall obtain any right, title or interest in or to any other or new Patents, Patent applications or patentable inventions, or become entitled to the benefit of any Patent application or Patent or any reissue, division, continuation, renewal, extension, or continuation-in-part of any of the Patent Collateral or any improvement on any of the Patent Collateral, the provisions of this Patent and Trademark Agreement shall automatically apply thereto and the Assignor shall promptly give to Assignee notice thereof in writing and execute and deliver to Assignee such documents or instruments as Assignee may reasonably request further to transfer title thereto to Assignee.

5.2 Amendment to Schedule. The Assignor authorizes Assignee to modify this Patent and Trademark Agreement, without the necessity of the Assignor’s further approval or signature, by amending Schedule A or B attached hereto to include any future or other Patents, Patent Rights, Trademarks or Trademark Rights under Sections 2 or 5 hereof.

6. Patent/Trademark Prosecution.

6.1 Assignor Responsible. The Assignor shall assume full and complete responsibility for the prosecution, grant, enforcement or any other necessary or desirable actions in connection with the Patent Collateral and Trademark Collateral, and shall hold Assignee harmless from any and all costs, damages, liabilities and expenses which may be incurred by Assignee in connection with Assignee’s title to any of the Patent Collateral and Trademark Collateral or any other action or failure to act in connection with this Patent and Trademark Agreement or the transactions contemplated hereby. In respect of such responsibility, the Assignor shall retain patent counsel reasonably acceptable to Assignee.

6.2 Assignor’s Duties, Etc. The Assignor shall have the duty, through patent counsel reasonably acceptable to Assignee, to prosecute diligently any patent applications with respect to the Patents and applications to register the Trademarks pending as of the date of this Patent and Trademark Agreement or thereafter, to make application for unpatented but reasonably patentable inventions and to preserve and maintain all rights in the Patents, including without limitation the payment when due of all maintenance fees and other fees, taxes and other expenses which shall be incurred or which shall accrue with respect to any of the Patents. Any expenses incurred in connection with such applications and actions shall be borne by the Assignor. The Assignor shall not abandon any filed or pending patent application, trademark registration application, or patent, or trademark without the consent of Assignee, which consent shall not be unreasonably withheld. Assignee hereby appoints the Assignor as its agent for all matters referred to in the foregoing provisions of this Section 6 and agrees to execute any documents necessary to confirm such appointment. Upon the occurrence and during the continuance of an Event of Default, Assignee may terminate such agency by providing written notice of termination to the Assignor.

6.3 Assignor’s Enforcement Rights. The Assignor shall have the right, with the consent of Assignee which shall not be unreasonably withheld, to bring suit or other action in the Assignor’s own name to enforce the Patents, Trademarks and the Patent Rights and Trademark Rights. Assignee shall be required to join in such suit or action as may be necessary to assure the Assignor’s ability to bring and maintain any such suit or action in any proper forum so long as Assignee is completely satisfied that such joinder will not subject Assignee to any risk of liability. The Assignor shall promptly, upon demand, reimburse and indemnify Assignee for all damages, costs and expenses, including legal fees, incurred by Assignee pursuant to this Section 6.

6.4 Protection of Patents, Etc. In general, the Assignor shall take any and all such actions (including but not limited to institution and maintenance of suits, proceedings or actions) as may be necessary or appropriate to properly maintain, protect, preserve, care for and enforce the Patent Collateral and Trademark Collateral. The Assignor shall not take or fail to take any action, nor permit any action to be taken or not taken by others under its control, which would negatively affect the validity, grant or enforcement of any of the Patent Collateral or Trademark Collateral.

6.5 Notification by Assignor. Promptly upon obtaining knowledge thereof, the Assignor will notify Assignee in writing of the institution of, or any final adverse determination in, any proceeding in the PTO or any similar office or agency of the United States or any foreign country, or any court, regarding the validity of any of the Patents or Trademarks or the Assignor’s rights, title or interests in and to any of the Patent Collateral or Trademark Collateral, and of any event which does or reasonably could materially adversely affect the value of any of the Patent Collateral or Trademark Collateral, the ability of the Assignor or Assignee to dispose of any of the Patent Collateral or Trademark Collateral or the rights and remedies of Assignee in relation thereto (including but not limited to the levy of any legal process against any of the Patent Collateral or Trademark Collateral).

7. License Back to Assignor. Unless and until there shall have occurred and be continuing an Event of Default and the Assignee has notified the Assignor that the license granted hereunder is terminated, Assignee hereby grants to the Assignor the sole and exclusive, nontransferable, royalty-free, worldwide right and license (i) under the Patents to make, have made for it, use, sell, offer for sale and otherwise practice the inventions disclosed and claimed in the Patents for the Assignor’s own benefit and account and for none other and (ii) to use the Trademarks for the Assignor’s own benefit and account and for none other; provided, however, that the foregoing right and license shall be no greater in scope than, and limited by, the rights assigned to Assignee, by the Assignor hereby. The Assignor agrees not to sell, assign, transfer, encumber or sublicense its interest in the license granted to the Assignor in this Section 7 without the prior written consent of Assignee. Any such sublicenses granted on or after the date hereof shall be terminable by Assignee upon termination of the Assignor’s license hereunder.

8. Remedies. If any Event of Default shall have occurred and be continuing, then at the discretion of Assignee, and upon notice by Assignee to the Assignor: (a) the Assignor’s license with respect to the Patents as set forth in Section 7 hereof shall terminate; (b) the Assignor shall immediately cease and desist from the practice, manufacture, use and sale of the inventions claimed, disclosed or covered by the Patents; and (c) Assignee shall have, in addition to all other rights and remedies given it by this Patent and Trademark Agreement, the Credit

Agreement, the Security Agreement, and the other Loan Documents, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in the State of Delaware and, without limiting the generality of the foregoing, the Assignee may immediately, without demand of performance and without other notice (except as set forth next below) or demand whatsoever to the Assignor, all of which are hereby expressly waived, and without advertisement, sell or license at public or private sale or otherwise realize upon the whole or from time to time any art of the Patent Collateral and Trademark Collateral or any interest which the Assignor may have therein, and after deducting from the proceeds of sale or other disposition of the Patent Collateral and Trademark Collateral all expenses (including all reasonable expenses for broker’s fees and legal services), shall apply the residue of such proceeds toward the payment of the Obligations as set forth in the Security Agreement. Notice of any sale, license or other disposition of any of the Patent Collateral and Trademark Collateral shall be given to the Assignor at least fifteen (15) days before the time that any intended public sale or other disposition of such Patent Collateral and Trademark Collateral is to be made or after which any private sale or other disposition of such Patent Collateral and Trademark Collateral may be made, which the Assignor hereby agrees shall be reasonable notice of such public or private sale or other disposition. At any such sale or other disposition, Assignee may, to the extent permitted under applicable law, purchase or license the whole or any part of the Patent Collateral and Trademark Collateral or interests therein sold, licensed or otherwise disposed of.

9. Collateral Protection. If the Assignor shall fail to do any act that it has covenanted to do hereunder, or if any representation or warranty of the Assignor shall be breached, Assignee, in its own name or that of the Assignor (in the sole discretion of Assignee), may (but shall not be obligated to) do such act or remedy such breach (or cause such act to be done or such breach to be remedied), and the Assignor agrees promptly to reimburse Assignee for any cost or expense incurred by Assignee in so doing.

10. Power of Attorney. If any Event of Default shall have occurred and be continuing, the Assignor does hereby make, constitute and appoint Assignee (and any officer or agent of Assignee as Assignee may select in its exclusive discretion) as the Assignor’s true and lawful attorney-in-fact, with the power to endorse the Assignor’s name on all applications, documents, papers and instruments necessary for Assignee to use any of the Patent or Trademark Collateral, to practice, make, use or sell the inventions disclosed or claimed in any of the Patent or Trademark Collateral, to grant or issue any exclusive or nonexclusive license of any of the Patent or Trademark Collateral to any third person, or necessary for Assignee to assign, pledge, convey or otherwise transfer title in or dispose of the Patent or Trademark Collateral or any part thereof or interest therein to any third person, and, in general, to execute and deliver any instruments or documents and do all other acts which the Assignor is obligated to execute and do hereunder. The Assignor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof, and releases the Assignee from any claims, liabilities, causes of action or demands arising out of or in connection with any action taken or omitted to be taken by the Assignee under this power of attorney (except for Assignee’s gross negligence or willful misconduct). This power of attorney shall be irrevocable for the duration of this Patent and Trademark Agreement.

11. Further Assurances. The Assignor shall, at any time and from time to time, and at its expense, make, execute, acknowledge and deliver, and file and record as necessary or appropriate with governmental or regulatory authorities, agencies or offices, such agreements, assignments, documents and instruments, and do such other and further acts and things (including, without limitation, obtaining consents of third parties), as Assignee may request or as may be necessary or appropriate in order to implement and effect fully the intentions, purposes and provisions of this Patent and Trademark Agreement, or to assure and confirm to Assignee the grant, perfection and priority of Assignee’s security interest in any of the Patent or Trademark Collateral.

12. Termination. At such time as all of the Obligations have been finally paid and satisfied in full, this Patent and Trademark Agreement shall terminate and Assignee shall, upon the written request and at the expense of the Assignor, execute and deliver to the Assignor all deeds, assignments and other instruments as may be necessary or proper to reassign and reconvey to and re-vest in the Assignor the entire right, title and interest to the Patent and Trademark Collateral previously ranted, assigned, transferred and conveyed to Assignee by the Assignor pursuant to this Patent and Trademark Agreement, as fully as if this Patent and Trademark Agreement had not been made, subject to any disposition of all or any part thereof which may have been made by Assignee pursuant hereto or the Security Agreement.

13. Course of Dealing. No course of dealing among the Assignor and Assignee, nor any failure to exercise, nor any delay in exercising, on the part of Assignee, any right, power or privilege hereunder or under the Security Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

14. Expenses. Any and all fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys’ fees and legal expenses incurred by Assignee in connection with the preparation of this Patent and Trademark Agreement and all other documents relating hereto, the consummation of the transactions contemplated hereby or the enforcement hereof, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving any of the Patent Collateral and Trademark Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to any of the Patent Collateral and Trademark Collateral, shall be borne and paid by the Assignor.

15. Overdue Amounts. Until paid, all amounts due and payable by the Assignor hereunder shall be a debt secured by the Patent Collateral and Trademark Collateral and other Collateral and shall bear, whether before or after judgment, interest at the rate of interest on the amount of overdue monetary Obligations.

16. NO ASSUMPTION OF LIABILITY; INDEMNIFICATION. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, ASSIGNEE ASSUMES NO ANY LIABILITIES OF THE ASIGNOR WITH RESPECT TO ANY CLAIM OR CLAIMS REGARDING THE ASSIGNOR’S OWNERSHIP OR PURPORTED OWNERSHIP OF OR RIGHTS OR PURPORTED RIGHTS ARISING FROM,

ANY OF THE PATENT COLLATERAL OR TRADEMARK COLLATERAL OR ANY PRACTICE, USE, LICENSE OR SUBLICENSE THEREOF, OR ANY PRACTICE, MANUFACTURE, USE OR SALE OF ANY OF THE INVENTIONS DISCLOSED OR CLAIMED THEREIN, WHETHER ARISING OUT OF ANY PAST, CURRENT OR FUTURE EVENT, CIRCUMSTANCE, ACT OR OMISSION OR OTHERWISE. ALL OF SUCH LIABILITIES SHALL BE EXCLUSIVELY BORNE BY THE ASSIGNOR, AND THE ASSIGNOR SHALL INDEMNIFY ASSIGNEE FOR ANY AND ALL COSTS, EXPENSES, DAMAGES AND CLAIMS, INCLUDING LEGAL FEES, INCURRED BY ASSIGNEE WITH RESPECT TO SUCH LIABILITIES.

17. Rights and Remedies Cumulative. All of Assignee’s rights and remedies with respect to the Patent and Trademark Collateral, whether established hereby or by the Security Agreement or by any other agreements or by law, shall be cumulative and may be exercised singularly or concurrently. This Patent and Trademark Agreement is supplemental to the Security Agreement, and nothing contained herein shall in any way derogate from any of the rights or remedies of Assignee contained therein. Nothing contained in this Patent and Trademark Agreement shall be deemed to extend the time of attachment or perfection of or otherwise impair the security interest in any of the Patent and Trademark Collateral granted to Assignee under the Security Agreement.

18. Notices. All notices and other communications made or required to be given pursuant to this Patent and Trademark Agreement shall be in writing and shall be delivered in the manner and to the addresses set forth in the Credit Agreement.

19. Amendment and Waiver. This Patent and Trademark Agreement is subject to modification only by a writing signed by Assignee and the Assignor, except as provided in Section 5.2 hereof. Assignee shall not be deemed to have waived any right hereunder unless such waiver shall be in writing and signed by Assignee. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.

20. Governing Law; Consent to Jurisdiction. This Patent and Trademark Agreement is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the laws of the State of Delaware. The Assignor agrees that any suit for the enforcement of this Patent and Trademark Agreement may be brought in the courts of the State of Delaware or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Assignor by mail at the address specified in Section 18 hereof. The Assignor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

21. Waiver of Jury Trial. The Assignor waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Patent and Trademark Agreement, any rights or obligations hereunder or the performance of any such rights or obligations. Except as prohibited by law, the Assignor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

The Assignor (a) certifies that neither Assignee nor any representative, agent or attorney of Assignee has represented, expressly or otherwise, that Assignee would not, in the event of litigation, seek to enforce the foregoing waivers, and (b) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which Assignee is a party, Assignee is relying upon, among other things, the waivers and certifications contained in this Section 21.

22. Miscellaneous. The headings of each section of this Patent and Trademark Agreement are for convenience only and shall not define or limit the provisions thereof. This Patent and Trademark Agreement and all rights and obligations hereunder shall be binding upon the Assignor and its respective successors and assigns, and shall inure to the benefit of Assignee and its assigns. In the event of any irreconcilable conflict between the provisions of this Patent and Trademark Agreement and the Credit Agreement, or between this Patent and Trademark Agreement and the Security Agreement, the provisions of the Credit Agreement or the Security Agreement, as the case may be, shall control. If any term of this Patent and Trademark Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Patent and Trademark Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Assignor acknowledges receipt of a copy of this Patent and Trademark Agreement.

23. Subordination. Notwithstanding anything herein to the contrary, Assignee acknowledges and agrees that (i) Assignor has granted to the Prior Secured Party a security interest in, and certain rights with respect to, the Patent Collateral and the Trademark Collateral, as more fully set forth in the Existing Credit Agreements, prior to the granting to Assignee of the security interest in, and rights with respect to, the Patent Collateral and the Trademark Collateral herein, (ii) the security interest and rights of the Prior Secured Party remain in effect and perfected, (iii) the security interest and rights of Assignee herein shall be junior in priority, operation and effect, in all respects, to the security interest and rights of the Prior Secured Party, and (iv) this Patent and Trademark Agreement shall be subject in all respects to the Inter-Creditor Agreement to be entered into among Assignor, Assignee and John Pappajohn of even date herewith.

IN WITNESS WHEREOF, this Patent Collateral Assignment and Security Agreement has been executed as of the day and year first above written.

CANCER GENETICS, INC.

By:

DAM HOLDINGS, LLC

By:

Signature Page to Patent and Trademark Collateral Assignment and Security Agreement

CERTIFICATE OF ACKNOWLEDGMENT

STATE OF	New Jersey	)

) ss
COUNTY OF	Bergen	)

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this 24th day of March 2011, personally appeared Panna Sharma to me known personally, and who, being by me duly sworn, deposes and says that he is the President of Cancer Genetics, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors and said President acknowledged said instrument to be the free act and deed of said corporation.

Notary Public
My commission expires:

CERTIFICATE OF ACKNOWLEDGMENT

STATE OF	)

) ss
COUNTY OF	)

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this     day of                    , personally appeared                    to me known personally, and who, being by me duly sworn, deposes and says that she/he is the                     of                      , and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors and said                    acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

My commission expires:

CERTIFICATE OF ACKNOWLEDGMENT

STATE OF	)

) ss
COUNTY OF	)

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this      day of                     , personally appeared                      to me known personally, and who, being by me duly sworn, deposes and says that she/he is the                      of                     , and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors and said                      acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

My commission expires:

CERTIFICATE OF ACKNOWLEDGMENT

STATE OF Illinois	)
) ss
COUNTY OF Cook	)

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this 23rd day of March 2011, personally appeared Matthew Bluhm to me known personally, and who, being by me duly sworn, deposes and says that she/he is the PRESIDENT of DAM Holdings, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors and said PRESIDENT acknowledged said instrument to be the free act and deed of said corporation.

Notary Public My commission expires:

Schedule A

Patents Issued in PTO

Patent No.	Issue Date	Title
2,447,320

7,585,964	09/08/2009	Methods of Analyzing Chromosomal Translocations using Fluorescence in Situ Hybridization (FISH)

Patents Pending in PTO

Application No.	Filing Date	Title
11/932,422	10/31/2007	Panel for the Detection and Differentiation of Renal Cortical Neoplasms

11/100,135	04/05/2005	Methods of analyzing chromosomal translocations using fluorescence in situ hybridization (FISH)

11/685,105	03/12/2007	Methods of Analyzing Chromosomal Translocations using Fluorescence in Situ Hybridization (FISH)

Provisional Patent Filings

Application No.	Filing Date	Title
62/546,762	05/15/2009	Panel for the Detection and Classification of HPV Associated Carcinoma Cells

62/597,324	05/22/2009	Methods and Structures Employing Chemically Labeled Polynucleotide Probes and Chips

PCT Filings

Application No.	Filing Date	Title
PCT/US2008/08200	10/31/2008	Panel for the Detection and Differentiation of Renal Cortical Neoplasms

PCT/US02/15492	05/14/2002	Methods of Analyzing Chromosomal Translocations Using Fluorescence in Situ Hybridization (FISH)

Schedule B

Trademarks Registered in PTO

Registration No.	Registration Date	Mark	Goods/Services Description
3,384,754	02/19/2008	CERVIXCYTE	Genetic probe, namely, preparations for detecting abnormalities for medical purposes.
Trademark Registration Applications Pending in PTO
Application Serial No.	Filing Date	Mark	Goods/Services Description
77/963,546	03/19/2010	FHACT	Medical diagnostic reagents and assays for testing for cancer

EXHIBIT G

JOINDER AGREEMENT

See attached.

Joinder to Amended and Restated Stockholders’ Agreement

DAM Holdings, LLC (the “Investor”) is executing and delivering this joinder (this “Joinder”) to the Amended and Restated Stockholders’ Agreement, dated as of April 13, 2010, by and among Cancer Genetics, Inc., a Delaware corporation (the “Company”), and the individuals or entities listed on Schedule I, Schedule II and Schedule III thereto (as may be amended or modified from time to time, the “Stockholders’ Agreement”). To the extent not otherwise defined herein, the capitalized terms used herein shall have the meanings assigned to them in the Stockholders’ Agreement.

On March 23, 2011, the Company issued to the Investor a warrant (the “Warrant”) to purchase 300,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

By executing and delivering to the Company this Joinder, the Investor hereby agrees, in connection with the Investor’s exercise of the Warrant, to become a party to, to be bound by and to comply with, all of the terms, including benefits and restrictions, of the Stockholders’ Agreement as a “Stockholder” thereunder, in the same manner as if the Investor were an original signatory to the Stockholder Agreement.

Accordingly, the Investor has executed and delivered this Joinder as of                                                  .

DAM HOLDINGS, LLC

By:
Name: Title: